Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$93,057
Unrealized Gain (Loss) on Market Value of Futures	6,132,523
Dividend Income	9,206
Interest Income	26,487
ETF Transaction Fees	1,400
Total Income (Loss)	$6,262,673

Expenses
General Partner Management Fees	$57,776
Professional Fees	5,005
Brokerage Commissions	1,649
Non-interested Directors' Fees and Expenses	635
Prepaid Insurance Expense	295
NYMEX License Fee	1,444
Total Expenses	$66,804
Net Income (Loss)	$6,195,869

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/16	$117,171,525
Additions (350,000 Shares)	6,185,934
Net Income (Loss)	6,195,869

Net Asset Value End of Month	$129,553,328
Net Asset Value Per Share (6,800,000 Shares)	$19.05

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612